Exhibit 3.214

BYLAWS

OF

BURLINGTON FACTORY WAREHOUSE OF READING, INC.

(a Pennsylvania corporation)

ARTICLE I

SHAREHOLDERS

1. SHARE CERTIFICATES. Certificates representing shares shall set forth thereon the statements prescribed by Section 607 of the Business Corporation Law and by any other applicable provision of law, shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the corporate seal, which may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or a registrar, the signature of any designated corporate officer upon such certificate may be a facsimile, engraved or printed. In case any such officer who has signed, or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued by the corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

A certificate representing shares shall not be issued until the shares represented thereby have been fully paid for.

The corporation may issue a new certificate representing shares in place of any certificate thereto fore issued by it, alleged to have been lost or destroyed; and the Board of Directors may require the owner of any lost or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

2. FRACTIONAL SHARE INTERESTS OR SCRIP. The corporation may issue a certificate for a fractional sharer and, by action of the Board of Directors, may issue in lieu thereof scrip or other evidence of ownership, in bearer form or in the name of the holder, which shall entitle the bearer or holder to receive a certificate for a full share upon the surrender of such scrip or other evidence of ownership aggregating a full share, but which shall not, unless otherwise provided, entitle the bearer or holder to exercise any voting right, or to receive dividends, or to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause such scrip or evidence of ownership to be issued subject to the condition that it shall become void if not exchanged for share certificates before a specified date, or subject to the condition that the shares for which such scrip or evidence of ownership is exchangeable may be sold by the corporation, and the proceeds thereof distributed to the bearers or holders of such scrip or evidence of ownership, or subject to any other conditions which the Board of Directors may deem advisable.

3. SHARE TRANSFERS. Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the corporation shall be made only on the stock transfer book of the corporation by the record holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation or with a transfer agent or a registrant if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon.

4. RECORD DATE FOR SHAREHOLDERS. The Board of Directors may fix a time, not more than fifty days, prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting; or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be; notwithstanding any transfer of any shares on the books of the corporation after any record date fixed, as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period, and, in such case, written or printed notice thereof shall be mailed at least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the corporation or supplied by him to the corporation for the purpose of notice. While the stock transfer books of the corporation are closed, no transfer of shares shall be made thereon. Unless a record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, or vote at, a shareholder’s meeting, transferees of shares which are transferred on the books of the corporation within ten days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of share holders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “shareholder “ or “shareholders” refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Articles of Incorporation confers such rights where there are two or more classes or series of shares or upon which or upon whom the Business Corporation Law confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights there under.

6. SHAREHOLDER MEETINGS.

6.1. TIME. The annual meeting shall be held on the date fixed, from time to time, by the directors, provided, that at least one meeting of the shareholders shall be held in each calendar year for the election of directors. A special meeting shall be held on the date fixed by the directors except when the Business Corporation Law confers the right to fix the date upon a share holder or shareholders. An adjournment or adjournments of any duly organized annual or special meeting may be taken, provided, that any meeting at which directors are to be elected shall be adjourned only from day to day or for such longer periods, not exceeding fifteen days each, as may be directed by the shareholders who are present, and who are entitled to cast at least a majority of the votes which all such shareholders would be entitled to cast at an election of directors.

6.2. PLACE. Annual meetings and special meetings shall be held at such place, within or without the Commonwealth of Pennsylvania, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, or, whenever shareholders entitled to call a special meeting shall call the same, the meeting shall be held at the registered office of the corporation in the Commonwealth of Pennsylvania.

6.3. CALL. The annual meetings may be called by the directors or the President or by any officer instructed by the directors or the President to call the meeting, or if, in any calendar year, an annual meeting shall not be called by the directors or by any authorized officer and shall not be held, any shareholder may call any such meeting at any time thereafter. A special meeting may be called by the directors or the President or by any officer instructed by the directors or the President to call the meeting or by the shareholders whenever the Business Corporation Law confers such right upon them.

6.4. NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. Written notice of all meetings shall be given by, or at the direction of, the person calling the meeting and shall state the place, day, and hour of the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) contain any additional statements required in a notice of a special meeting, and shall include a copy of any requisite provisions prescribed by the Business Corporation Law. The notice of a special meeting shall in all instances state the general nature of the business to be transacted or the purpose and shall include a copy of any requisite provisions prescribed by the Business Corporation Law and, at any such meeting, only such business may be transacted which is related to the purpose or purposes set forth in the notice. Whenever the language of a proposed resolution is included in a written notice of a meeting, the shareholders meeting considering the resolution may adopt it, with such clarifying or other amendments as do not enlarge its original purpose, without further notice to shareholders not present. Written notice of any meeting shall be given personally or by sending a copy thereof through the mail or by telegram, charges prepaid, at least five days before the date of the meeting, unless any provision of the Business Corporation Law shall prescribe a greater elapsed period of time, to each share holder at his address appearing on the books of the corporation or the address supplied by him for the purpose of notice. Notice shall be deemed to be given when deposited in the United states mail, if sent by mail, or when deposited with a telegraph office for transmission, if sent by telegram. If a meeting is adjourned it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice before or after the meeting. The attendance of a shareholder at a meeting shall constitute a waiver of notice by him except where he is present at the meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

6.5. VOTING LIST. The officer or agent having charge of the transfer books for shares of the corporation shall make, at least five days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be kept on file at the registered office of the corporation in the Commonwealth of Pennsylvania, and shall be subject to inspection by any shareholder at any time during usual business hours and shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book, or to vote at any meeting of shareholders.

6.6. CONDUCT QE MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, a Vice-President, or if none of the foregoing is in office and present and acting by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

6.7. PROXY REPRESENTATION. Every shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether for the purposes of determining his presence at a meeting, or whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent in writing without a meeting, or otherwise. Every proxy shall be executed in writing by the shareholder, or by his duly authorized attorney in fact, and filed with the Secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the corporation. No unrevoked proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after three years from the date of its execution.

6.8. JUDGES OF ELECTION. In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the Chairman of any such meeting may, and, on the request of any share holder, shall, make such appointment at the meeting. The number of judges shall be-one or three. If appointed at a meeting on the request of one or more shareholders, the majority of shares present shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge. In case any person appointed as judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the person or officer acting as the Chairman. The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting. The existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the hast of their ability, and as expeditiously as is practical. If there be three judges of election, the decision, act, or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. On request of the Chairman of the meeting, or of any share holder, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

6.9. QUORUM. A shareholders’ meeting duly called shall not be organized for the transaction of business unless a quorum is present. The presence at a duly organized meeting of the shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter. The shareholders so present can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine, but, in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

6.10. VOTING. Except in the election of directors, and except as the Business Corporation Law shall otherwise provide, the acts of the shareholders at a meeting shall be the acts of those shareholders present who are entitled to cast at least a majority of the votes which all of the shareholders present at such meeting are entitled to cast. In each election for directors, the candidates receiving the highest number of votes shall be elected.

7. INFORMAL ACTION. One or more shareholders may participate in a meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all shareholders participating in the meeting can hear each other. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders and shall be filed with the Secretary of the corporation; or, if the Articles of Incorporation so provide, less than all of the shareholders may take written action without a meeting subject to the conditions prescribed by Section 513 of the Business Corporation Law.

8. FINANCIAL STATEMENTS. The Board of Directors may, but need not, furnish the shareholders with the financial statements specified in Section 318 of the Business Corporation Law.

ARTICLE II BOARD OF DIRECTORS

1. FUNCTIONS GENERALLY. The business and the affairs of the corporation shall be managed by a Board of Directors. The Board of Directors shall have the authority to fix the compensation of directors for their services.

2. QUALIFICATION AND NUMBER. Each director shall be a natural person of full age. A director need not be a shareholder, a citizen of the United States, or a resident of the Commonwealth of Pennsylvania. The initial Board of Directors shall consist of three persons. There after the number of directors constituting the entire board shall be at least three except that in cases where all of the shares of the corporation are owned beneficially and of record by either one or two shareholders, the number of directors may be less than three but not less than the number of shareholders. Except for the first Board of Directors, such number may be fixed from time to time by action of the shareholders or of the directors, or, if the number is not so fixed, the number shall be three. The number of directors may be increased or decreased by action of shareholders or of the directors.

3. ELECTION AND TERM. The first Board of Directors shall consist of the directors elected by the incorporator and shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified. Thereafter, directors who are elected at an annual meeting of shareholders and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, newly created directorships and any vacancies in the Board of Directors, other than vacancies resulting from the removal of directors by the shareholders, may be filled by a majority of the remaining directors, although less than a quorum exists. Except in the election of directors to fill vacancies resulting from the removal of one or more directors by the shareholders, the Board of Directors of the corporation, in the exercise of its discretion and judgment that the best interests of the corporation will be served thereby, shall determine the qualifications of and shall nominate the candidates for successor directorships; provided, however, that any shareholder or shareholders representing at least ten per centum of the votes which all shareholders of the corporation are entitled to cast may, pursuant to equitable procedures prescribed by the Board and upon notice duly furnished it for the orderly conduct of any election, nominate one or more candidates. The directors of the corporation may be classified in respect to the time for which they shall severally hold office.

4. MEETINGS.

4.1. TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

4.2. PLACE. Meetings shall be held at such place within or without the Commonwealth of Pennsylvania as shall be fixed by the Board.

4.3. CALL. No call shall be required for meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, of the President or of a majority of the directors in office.

4.4. NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting, or who attends the meeting except for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

4.5. QUORUM AND ACTION. A majority of the directors in office shall constitute a quorum except for any appropriate proceedings under Section 410 of the Business Corporation Law. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as may be otherwise provided by the Business Corporation Law, the acts of the Board shall be the acts of a majority of the directors present at a meeting, a quorum being present at such time. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

4.6. CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the President, if present and acting, or any other director chosen by the Board, shall preside.

5. REMOVAL OF DIRECTORS BY SHAREHOLDERS. The entire Board of Directors or any individual director may be removed from office without assigning any cause by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders would be entitled to cast at any annual election of directors. In case the entire Board or anyone or more directors be so removed, new directors may be elected at the same meetings.

6. COMMITTEES. Whenever the Board of Directors shall consist of three or more members, the Board may, by resolution adopted by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in such resolution, shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the corporation. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

7. INFORMAL ACTION. Any action which may be taken at a meeting of the directors or the members of the Executive Committee or of any other committee may be taken without a meeting if consent in writing setting forth the action so taken shall be signed by all of the directors or the members of the committee, as the case may be, and shall be filed with the Secretary of the corporation; or one or more directors may participate in a meeting of the Board of Directors or of a committee thereof by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other.

8. PERSONAL LIABILITY. The personal liability of the directors of the corporation is eliminated to the maximum extent permitted pursuant to the provisions of Section 8364 of Title 42, Pennsylvania Consolidated Statutes, as the same may be amended and supplemented.

9. INDEMNIFICATION. The corporation shall to the fullest extent permitted by Section 410 of the Business Corporation Law and Section 8365 of Title 42, Pennsylvania Consolidated Statutes, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said sections from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE III

OFFICERS

The corporation shall have a President, a Secretary, and a Treasurer, and may have such other officers and assistant officers as the Board of Directors shall authorize from time to time. The President and the Secretary shall be natural persons of full age. The Treasurer may be a corporation, but, if a natural person, shall be of full age. The Board of Directors shall elect and fix the compensation of all officers and assistant officers. Unless the Board shall otherwise require, it shall not be necessary for any of the officers of the corporation to be directors. Any number of offices may be held by the same person. The Board of Directors may secure the fidelity of any or all of such officers by bond or otherwise.

The Board of Directors, as soon as may be after its election in each year, shall elect a President, a Secretary, and a Treasurer, and from time to time may appoint one or more Vice Presidents and such Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as it may deem proper. The term of office of all officers shall be one year and until their respective Successors are elected and qualify, but any officer may at any time be removed from office, with or without cause, as provided by law, by the affirmative vote of a majority of the members of the Board of Directors then in office at a meeting called for the purpose.

Officers shall have the powers and duties defined in the resolutions appointing them.

The Board of Directors may remove any officer whenever in its judgment the best interests of the corporation will be served thereby and may fill any vacancy resulting from removal or otherwise.

ARTICLE IV

REGISTERED OFFICE - CORPORATE RECORDS

The address of the initial registered office of the corporation in the Commonwealth of Pennsylvania is set forth in the original Articles of Incorporation. The corporation shall keep at its registered office or principal place of business an original or duplicate record of the proceedings of the shareholders and of the directors and the original or a copy of the Bylaws, including all amendments or alterations thereto to date, certified by the Secretary of the corporation, and shall keep at its registered office or principal place of business or at the office of its transfer agent or registrar an original or a duplicate share register giving the names of the shareholders, their respective addresses and the number and classes of shares held by each. The corporation shall also keep appropriate, complete and accurate books or records of account, which may be kept at its registered office or at its principal place of business.

ARTICLE V

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

ARTICLE VI

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VII

CONTROL OVER BYLAWS

The shareholders by the vote prescribed by ARTICLE I of these Bylaws or the directors by the action prescribed by ARTICLE II of these Bylaws may amend and repeal the Bylaws and may make new Bylaws; provided, that the authority of the directors to make, amend and repeal the Bylaws shall be subject always to the power of the shareholders to change such action.

I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of BURLINGTON FACTORY WAREHOUSE OF READING. INC, a Pennsylvania corporation, as in effect on the date hereof.

WITNESS my hand and the seal of the corporation.

Dated: 4/13/90

/S/ Paul Tang
Assistant Secretary of
BURLINGTON FACTORY WAREHOUSE OF
READING, INC.

(SEAL}